UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 26, 2011
TIME WARNER CABLE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33335	84-1496755

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)
60 Columbus Circle, New York, New York 10023
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 364-8200
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 26, 2011, Time Warner Cable Inc. (the “Company”) issued a press release announcing the selection of Irene M. Esteves as the Company’s Executive Vice President and Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Ms. Esteves will assume the responsibilities from Robert D. Marcus, the Company’s President and Chief Operating Officer who has been serving as acting Chief Financial Officer.
     Ms. Esteves, 52 years old, has held executive positions in finance, strategy and other areas of corporate leadership at several leading U.S. and international companies. She joins the Company from XL Group plc, a global insurance and reinsurance company (“XL”), where she has served as Executive Vice President and Chief Financial Officer since May 2010. From 2008 to 2010, she was Senior Executive Vice President and Chief Financial Officer of Regions Financial Corporation in Birmingham, Alabama, one of the largest commercial and retail banks in the U.S. From 2006 to 2008, she was Senior Vice President and Chief Financial Officer of the Capital Management Group at Wachovia Corporation in Charlotte, North Carolina. She previously held executive positions overseeing functions including domestic and global finance, human resources and corporate strategy with Putnam Investments in Boston, Massachusetts and Miller Brewing Company in Milwaukee, Wisconsin. She started her career and worked for 13 years at S.C. Johnson & Son, Inc. (SC Johnson Wax) in Racine, Wisconsin, where she rose to Division Controller of North American Home Care. During 2010 and 2011, XL or its affiliates has provided directors’ and officers’ liability insurance and fiduciary liability insurance coverage to the Company for which the Company has paid annual premiums that are not material to the Company or XL.
     On May 26, 2011, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) approved Ms. Esteves’s compensation and the terms of a new employment agreement with Mr. Marcus in his capacity as the Company’s President and Chief Operating Officer. Mr. Marcus and the Company entered into the employment agreement described herein on May 31, 2011.
Irene M. Esteves Compensation Arrangements
     The Compensation Committee approved the following compensation for Ms. Esteves: (a) an annual base salary of $800,000, (b) an annual discretionary cash bonus with a target amount of $1,200,000 (prorated for a partial year) and (c) annual long-term incentive compensation with a target value of approximately $3,000,000 (based on a valuation method established by the Company), which may be in the form of stock options, restricted stock units (“RSUs”), other equity-based awards, any of which may include performance-based vesting conditions, cash or other components, or any combination of such forms, as may be determined by the Compensation Committee in its sole discretion. Her first regular annual long-term incentive award is expected to be made in early 2012.
     The Company has agreed to make certain one-time payments and equity awards to Ms. Esteves in connection with her joining the Company to compensate her for XL compensation that she will forego: (a) a payment of $600,000 and (b) subject to her execution of an employment agreement with the Company, (i) cash payments of $220,000 to be paid in August 2011 and $240,000 to be paid in August 2012 and (ii) a special time-based RSU grant valued at approximately $3,725,000 at the time of grant pursuant to the Company’s valuation methodology, 75% of which will vest on the second anniversary of the grant date and 25% of which will vest on the third anniversary of the grant date, in each case, subject to her continued employment by the Company on the applicable payment and vesting dates and the terms of the award agreement.
Robert D. Marcus Employment Agreement
     On May 31, 2011, the Company and Robert D. Marcus entered into an employment agreement effective as of December 14, 2010 pursuant to which Mr. Marcus will serve as the Company’s President and Chief Operating Officer through December 31, 2013, subject to earlier termination pursuant to its terms. Except as described herein, the material terms of the employment agreement with Mr. Marcus are substantially similar to the terms of his prior employment agreement with the Company, effective January 1, 2010, as described in the Company’s definitive Proxy Statement dated April 6, 2011 and filed with the Securities and Exchange Commission on the same date.
     As under his prior employment agreement, Mr. Marcus is entitled to certain payments and benefits upon the Company’s termination of his employment without cause, including the Company’s material breach of his employment agreement, and in connection with his termination of employment for other reasons. A “material breach” of the new agreement for purposes of a termination without cause, includes (a) the Company’s failure to cause a successor to assume the Company’s obligations under the agreement; (b) Mr. Marcus’s not being employed as the Company’s President and Chief Operating Officer with authority, functions, duties and powers consistent with that position; (c) Mr. Marcus’s not reporting to Glenn Britt in his capacity as Chief Executive Officer or to the Board of Directors; and (d) Mr. Marcus’s principal place of employment being anywhere other than the Company’s principal corporate offices within the New York metropolitan area.
     Consistent with his prior employment agreement, Mr. Marcus’s new agreement also includes confidentiality terms, as well as non-solicitation, non-compete, and non-disparagement covenants. Severance and other benefit payments under the agreement cease if Mr. Marcus accepts other employment with a “Competitive Entity” (as defined in the agreement) or breaches his other restrictive covenant obligations. In addition, at the discretion of the Company’s Board of Directors or an authorized committee of the Board, the Company may cause a forfeiture as well as a recovery, or “claw back,” of equity-based awards and long-term incentive compensation (x) granted on or after January 1, 2010, if his employment is terminated as a result of significantly objectionable conduct, including the intentional commission of a “cause”-type event coupled with a significant adverse financial impact on the Company and/or if he breaches the non-compete covenant in his employment agreement while employed and (y) granted on or after December 14, 2010 if his employment is terminated without cause in the absence of a change in control followed by the Company’s determination within twelve months of his termination that he engaged in acts or omissions during his employment that would have constituted a “cause”-type event. If triggered, this repayment/forfeiture obligation applies to (a) all applicable unexercised Company stock options and unsettled (both unvested and vested) equity-based awards or long-term incentives; (b) all gain realized upon each exercise of options and the value received with respect to the settlement of other equity- or cash-based awards during the “forfeiture period,” as defined below; and (c) the fair market value of equity awards that were awarded to Mr. Marcus or that vested during the forfeiture period. The “forfeiture period” means (i) in the event of a termination of employment described in (x) above, the three-year period prior to the termination of employment or (ii) in the event of a termination of employment described in (y) above, the final three years of employment and any time after such termination of employment. Mr. Marcus’s repayment obligations are net of taxes. The exercise by the Company of the forfeiture, claw-back and repayment provisions of the agreement is subject to the Company providing notice of its exercise within ninety (90) days of becoming aware of the objectionable conduct and in any event providing written notice within eighteen (18) months of its occurrence. In the case of a change of ownership or control of the Company, no person acquiring ownership or control may assert any claims against Mr. Marcus if at the time of such acquisition such person was aware of, or reasonably should have known of, the events or circumstances that would have provided a basis to terminate such executive’s employment.
     Mr. Marcus’s agreement also provides that if it is subsequently determined by the Board or a committee thereof that any financial performance criteria were materially incorrect and resulted in the restatement of the Company’s financial statements within three years of the relevant period covered therein, and any bonus, incentive or equity grant, payment or settlement made on Mr. Marcus’s behalf was based in whole or part on such materially incorrect criteria, the Board or a designated committee thereof may require that Mr. Marcus repay the amount of the bonus, incentive or equity compensation that would not have been paid had the financial performance criteria been correctly applied, net of any additional amounts that would have been due to Mr. Marcus based on the correct application of such financial performance criteria. The Company may exercise its claw-back and repayment remedies by offsetting any amounts owed to Mr. Marcus, to the extent permitted by law.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated May 26, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER CABLE INC.
By:	/s/ Robert D. Marcus
	Name:	Robert D. Marcus
	Title:	President & Chief Operating Officer; Acting Chief Financial Officer

Date: June 2, 2011

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated May 26, 2011.

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